Exhibit 99.1

Tattooed Chef Reports Second Quarter 2021 Financial Results

Branded Sales Increased 62% to $33.1 Million, or 65% of Total Revenue

Updates 2021 Outlook

Paramount, California—August 12, 2021 (GLOBE NEWSWIRE) – Tattooed Chef, Inc. (Nasdaq: TTCF) (“Tattooed Chef” or the “Company”), a leader in plant-based foods, today announced financial results for the three months ended June 30, 2021.

“The growth we have experienced in the first half of 2021 is a testament to the strength of the Tattooed Chef brand and the ability of our team to execute,” said Sam Galletti, President and CEO of Tattooed Chef. “We are firing on all cylinders, winning distribution in leading national retailers like Kroger, Publix, and Albertsons, and our velocities are outperforming the competition. By the end of the third quarter, we expect our branded Tattooed Chef products will be in over 12,000 retail stores, exceeding our previous goal of 10,000 stores. Furthermore, with the acquisition of Foods of New Mexico in May, we have ample production capacity to achieve over $500 million in revenue, and a strong innovation pipeline to stay ahead of the curve. I have never been more excited about the future of Tattooed Chef.”

Sarah Galletti, Chief Creative Officer and “The Tattooed Chef”, added, “We are still in the early innings of growth as we prepare to expand Tattooed Chef beyond the frozen aisle and into refrigerated and ambient products later this year or early next year. With our new manufacturing capabilities for Mexican food products, meat alternatives and alternative tortillas, I am confident our innovation ideas will really resonate with consumers and I am excited about all the future opportunities for growth.”

Financial Highlights for the Second Quarter of 2021 Compared to the Second Quarter of 2020

●	Revenue was $50.7 million, a 45.9% increase compared to $34.8 million in the prior year period; Tattooed Chef branded product revenue was $33.1 million, an increase of 62.3% compared to $20.4 million in the prior year period.
●	Gross profit was $8.0 million, or 15.7% gross margin, compared to $3.7 million, or 10.8% gross margin, in the prior year period.
●	Net loss was $53.2 million compared to net income of $1.3 million in the prior year period. This loss includes a one-time, non-cash expense of $46.0 million resulting from a valuation allowance on a deferred tax asset due to additional investments.
●	Adjusted EBITDA was negative $5.9 million compared to Adjusted EBITDA of positive $2.0 million in the prior year period. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures.” Please see “Adjusted EBITDA Reconciliation” at the end of this press release.

Second Quarter 2021 Results

Revenue increased by $16.0 million, or 45.9%, to $50.7 million in the three months ended June 30, 2021 compared to $34.8 million in the three months ended June 30, 2020. The revenue increase was primarily driven by a $12.7 million increase in “Tattooed Chef” branded products, partially offset by a $1.3 million decrease in private label products and legacy products for select private label retailers. The recent acquisition of Foods of New Mexico, which closed on May 14, 2021, contributed $4.3 million in revenue in the second quarter. The increase in Tattooed Chef branded products resulted from expansion in the number of U.S. distribution points, as well as increased volume at existing retail customers with our current portfolio of products and new product introductions.

Gross profit was $8.0 million in the three months ended June 30, 2021 compared to $3.7 million in the three months ended June 30, 2020. Gross margin in the three months ended June 30, 2021 was 15.7% compared to 10.8% in the three months ended June 30, 2020. The increase in gross margin was primarily due to increased Tattooed Chef sales volume, improved production capacity, and the ability to take advantage of economies of scale.

Operating expenses increased $13.8 million to $15.9 million in the three months ended June 30, 2021 compared to $2.1 million in the three months ended June 30, 2020. The increase in operating expenses was primarily due to promotional expenses of $3.2 million, marketing expenses of $2.9 million, and professional services including legal and accounting of $2.6 million. The Company expects operating expenses to decrease as a percentage of revenue over time as many relatively fixed operating expenses will be spread over increased revenue. The Company is also heavily investing in the Tattooed Chef brand in order to increase distribution, raise brand awareness, and drive sales in the new stores that are launching the products. The costs that the Company is investing today should produce realized benefits in the future.

Net loss was $53.2 million in the three months ended June 30, 2021 compared to net income of $1.3 million in the prior year period. There was a one-time, non-cash expense of $46.0 million included in the second quarter of 2021 resulting from a valuation allowance on a deferred tax asset due to the Company’s additional investments.

Adjusted EBITDA was negative $5.9 million in the three months ended June 30, 2021, compared to Adjusted EBITDA of positive $2.0 million in the three months ended June 30, 2020. The decrease in Adjusted EBITDA was primarily due to public accounting costs that were not present in the second quarter of 2020 and the operating expenses that were previously mentioned.

Cash Position

As of June 30, 2021, the Company had cash and cash equivalents of $140.2 million.

Outlook

For full year 2021, the Company now expects:

●	Revenue in the range of $235 million to $242 million, an increase of 58% to 63% compared to 2020. This guidance implies 49% year-over-year growth on the base business to $222 million, and a $13 million to $20 million contribution from one of the two facilities included in the Foods of New Mexico acquisition. The Company does not expect the second facility, Karsten, to have a material impact on 2021 revenue because of the timing of equipment being installed during the fourth quarter.
●	Gross margin in the range of 16% to 22%

●	Adjusted EBITDA of negative $14 million to $17 million. The Company is committed to an aggressive plan of growing its brand through extensive marketing and promotional spending that has already produced significant revenue growth in both grocery and mass retail. To augment the revenue growth, the Company has invested in its staff and infrastructure, equipment, brand visibility, and customer acquisition costs to meet the marketplace demands and the Company’s current and future goals. The Company also continues to be impacted by increases in logistic costs, storage fees, legal and accounting fees, and marketplace shortages in packaging products.
●	Capital expenditures in the range of $15 million to $20 million

The Company is in a high growth phase and does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to starting of a new facility, inflation within the economy, and COVID-19 related uncertainties that are unknowable at this time and affect the reliability of estimates for certain items. These items are difficult to estimate and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss the results today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Investors interested in participating in the live call can dial 877-300-8521 from the U.S. and 412-317-6026 internationally. A telephone replay will be available approximately two hours after the call concludes through Wednesday, May 26, 2021, and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 internationally, and entering the confirmation ID 10159081. The webcast will be available on the Investors section of the Company’s website at www.tattooedchef.com and archived for 30 days.

About Tattooed Chef

Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative and sustainably sourced plant-based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, and cauliflower pizza crusts, which are available in the frozen food sections of leading national retail food stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant-based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “trend,” “accelerate,” “continues,” “opportunities,” “next,” “increase,” “runway,” “guidance,” “prepare,” “later,” “achieve,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Tattooed Chef’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: uncertainty surrounding the ultimate success of Tattooed Chef’s e-commerce platform; the need to prove Tattooed Chef’s ability to build brand awareness and continue to launch innovative products; continued acceptance of Tattooed Chef branded products by new retail customers; Tattooed Chef’s ability to increase in-store count and points of distribution; the outcome of any legal proceedings that may be instituted against Tattooed Chef; competition and the ability of the business to grow and manage growth profitably; the ability to meet Nasdaq’s listing requirements; costs related to our recent business combination; anticipated but unpredictable increased costs associated with our transition to a public company; uncertainty of freight costs; raw material increases and other inflationary considerations; and other risks and uncertainties indicated from time to time in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) in connection with our recent business combination, including those under “Risk Factors” therein, and other factors identified in past and future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by the COVID-19 outbreak. Tattooed Chef undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures

The Company seeks to achieve profitable, long term growth by monitoring and analyzing key operating metrics, including Adjusted EBITDA. The Company’s management uses this non-GAAP financial metric and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes this non-GAAP financial metric is useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business.

CONTACTS

INVESTORS

Rachel Perkins-Ulsh

rachel@ulshir.com

MEDIA

Catherine McNally

tattooedchef@praytellagency.com

TATTOOED CHEF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share information)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
REVENUE	$103,398	$67,934	$50,716	$34,764

COST OF GOODS SOLD	89,534	54,946	42,750	31,019

GROSS PROFIT	13,864	12,988	7,966	3,745

OPERATING EXPENSES	28,816	4,458	15,900	2,068

(LOSS) INCOME FROM OPERATIONS	(14,952)	8,530	(7,934)	1,677

Interest expense	(114)	(381)	(94)	(157)
Other (expense) income	(1,772)	288	817	288

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(16,838)	8,437	(7,211)	1,808

INCOME TAX EXPENSE	(44,510)	(1,283)	(45,985)	(553)

NET (LOSS) INCOME	(61,348)	7,154	(53,196)	1,255

LESS: INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	-	1,361	-	339

NET (LOSS) INCOME ATTRIBUTABLE TO TATTOOED CHEF, INC.	$(61,348)	$5,793	$(53,196)	$916

NET INCOME (LOSS) PER SHARE
Basic	$(0.76)	$0.20	$(0.65)	$0.03
Diluted	$(0.76)	$0.20	$(0.65)	$0.03

WEIGHTED AVERAGE COMMON SHARES
Basic	81,121,795	28,324,038	81,981,428	28,324,038
Diluted	81,258,427	28,324,038	81,981,428	28,324,038

OTHER COMPREHENSIVE (LOSS) INCOME, NET OF TAX

Foreign currency translation adjustments	(101)	383	(210)	735

Total other comprehensive (loss) income, net of tax	(101)	383	(210)	735

Comprehensive (loss) income	(61,449)	7,537	(53,406)	1,990
Less: comprehensive income attributable to the noncontrolling interest	-	1,395	-	384

Comprehensive (loss) income attributable to Tattooed Chef, Inc. stockholders	$(61,449)	$6,142	$(53,406)	$1,606

TATTOOED CHEF, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share information)

	June 30,	December 31,
	2021	2020
ASSETS

CURRENT ASSETS
Cash	$140,182	$131,579
Accounts receivable, net of allowances of $65 and $0 as of June 30, 2021 and December 31, 2020, respectively	23,018	17,991
Inventory	50,818	38,660
Prepaid expenses and other current assets	8,592	18,240
TOTAL CURRENT ASSETS	222,610	206,470

Property, plant and equipment, net	39,231	16,083
Intangible assets, net	206	-
Deferred taxes	-	43,525
Goodwill	19,351	-
Other assets	1,947	605

TOTAL ASSETS	$283,345	$266,683

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$29,269	$25,391
Accrued expenses	5,610	2,961
Line of credit	2,115	22
Notes payable to related parties	25	66
Notes payable, current portion	405	111
Deferred revenue	950	1,711
Forward contract derivative liability	935	-
Finance lease	2,917	-
Other current liabilities	1,840	87
TOTAL CURRENT LIABILITIES	44,066	30,349

Warrant liability	2,215	5,184
Notes payable, net of current portion	2,724	1,990
TOTAL LIABILITIES	$49,005	$37,523

COMMITMENTS AND CONTINGENCIES (See Note 20)

STOCKHOLDERS’ EQUITY
Preferred stock- $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding at June 30, 2021 and December 31, 2020	$-	$-
Common shares- $0.0001 par value; 1,000,000,000 shares authorized; 81,938,668 shares issued and outstanding at June 30, 2021, 71,551,067 shares issued and outstanding at December 31, 2020	8	7
Treasury stock- 0 shares issued and outstanding at June 30, 2021, 81,087 shares issued and outstanding at December 31, 2020	-	-
Additional paid in capital	231,359	164,423
Accumulated other comprehensive income (loss)	(100)	1
Retained earnings	3,073	64,729
Total equity	234,340	229,160

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$283,345	$266,683

TATTOOED CHEF, INC.

Adjusted EBITDA Reconciliation

(in thousands)

	Three Months Ended June 30,
(in thousands)	2021	2020
Net (loss) income	$(53,196)	$1,255
Interest	94	157
Income tax (benefit) expense	45,985	553
Depreciation and amortization	896	278
EBITDA	(6,221)	2,243
Adjustments
Stock compensation expense	318	-
Gain on foreign currency forward contracts	(1,107)	(288)
Loss (Gain) on warrant remeasurement	371	-
NMFD acquisition	714	-
Esogel S.R.L. and Ferdifin S.p.A asset acquisition	12	-
UMB ATM transaction	22	-
Total Adjustments	330	(288)
Adjusted EBITDA	$(5,891)	$1,955

	Six Months Ended June 30,
(in thousands)	2021	2020
Net (loss) income	$(61,348)	$7,154
Interest	114	381
Income tax (benefit) expense	44,510	1,283
Depreciation and amortization	1,448	471
EBITDA	(15,276)	9,289
Adjustments
Stock compensation expense	3,502	-
Loss (Gain) on foreign currency forward contracts	1,802	(288)
Loss (Gain) on warrant remeasurement	51	-
NMFD acquisition	714
Esogel S.R.L. and Ferdifin S.p.A asset acquisition	12
UMB ATM transaction	22	-
Total Adjustments	6,103	(288)
Adjusted EBITDA	$(9,173)	$9,001